EXHIBIT 99.1

NEWS

Veeco Instruments Inc., 1 Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Jeffrey Pina, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

AND ANNOUNCES CONFERENCE CALL

Plainview, NY, November 8, 2013 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the third quarter ended September 30, 2013.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items.  Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.  All results presented herein are for Veeco’s “Continuing Operations.”

GAAP Results ($M except per share data)

	Q3 ‘13	Q3 ‘12
Revenues	$99.3	$132.7
Net (loss) income	$(6.0)	$7.7
Per share (loss) income	$(0.16)	$0.20

Non-GAAP Results ($M except per share data)

	Q3 ‘13	Q3 ‘12
Adjusted EBITA	$(5.1)	$14.2
Net (loss) income	$(3.0)	$11.7
Per share (loss) income	$(0.08)	$0.30

Third Quarter 2013 Results

“Veeco’s third quarter 2013 results were impacted by persistent overcapacity and weak business conditions in our MOCVD and Data Storage businesses,” said John R. Peeler, Veeco’s Chairman and Chief Executive Officer.  “Third quarter revenue was $99 million, and we lost $5 million on an adjusted EBITA basis and non-GAAP loss per share was ($0.08).  In addition to low volumes, our gross margins remain under pressure from intense pricing pressure in MOCVD.”  Third quarter LED & Solar revenues were $75 million: $68 million in MOCVD and $7 million in MBE.  Data Storage revenues were $24 million.

Peeler continued, “Veeco’s third quarter bookings increased to $92 million, compared to $85 million in the prior quarter.  MOCVD bookings increased 28% sequentially to $67 million.  We are pleased to be winning the most important deals, but we have not yet seen a recovery in MOCVD demand. Production orders for MBE and Data Storage systems also remain elusive, and bookings in those businesses were weak, at $7 million and $18 million, respectively.”

“While business conditions have remained challenging throughout 2013, we remain positive about long-term trends in LED lighting and our new opportunity in flexible OLED encapsulation for mobile phones,” added Peeler. “Our strong R&D capability, technology leadership position, world class sales and support organization, flexible manufacturing approach and solid balance sheet provide a strong foundation for the future.”

November 11, 2013 Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET on Monday, November 11th at 1-888-233-7976 (toll free) or 1-913-981-4900 using passcode 8358383.  The call will also be webcast live on the Veeco website at www.veeco.com.  A replay of the call will be available beginning at 8:00pm ET that evening through midnight on November 25, 2013 at 888-203-1112 or 719-457-0820, using passcode 8358383, or on the Veeco website.  We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, flexible OLEDs, power electronics, hard drives, MEMS and wireless chips.  We are the market leader in MOCVD, MBE, Ion Beam and other advanced thin film process technologies.  Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership.  For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2012 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales	$99,324	$132,715	$258,540	$409,171
Cost of sales	69,016	82,831	171,040	232,765
Gross profit	30,308	49,884	87,500	176,406

Operating expenses (income):
Selling, general and administrative	19,650	13,892	59,077	54,558
Research and development	18,993	25,775	60,600	72,991
Amortization	855	1,477	2,566	3,877
Restructuring	1,240	2,014	1,771	2,077
Other, net	(493)	(737)	(141)	(626)
Total operating expenses	40,245	42,421	123,873	132,877

Operating (loss) income	(9,937)	7,463	(36,373)	43,529

Interest income, net	(192)	(176)	(620)	(708)
(Loss) income from continuing operations before income taxes	(9,745)	7,639	(35,753)	44,237
Income tax (benefit) provision	(3,719)	(59)	(15,575)	9,066
(Loss) income from continuing operations	(6,026)	7,698	(20,178)	35,171

Discontinued operations:
Income from discontinued operations before income taxes	—	5,396	—	6,534
Income tax provision	—	1,341	—	1,722
Income from discontinued operations, net of tax	—	4,055	—	4,812

Net (loss) income	$(6,026)	$11,753	$(20,178)	$39,983

(Loss) income per common share:
Basic:
Continuing operations	$(0.16)	$0.20	$(0.52)	$0.92
Discontinued operations	—	0.10	—	0.12
(Loss) income	$(0.16)	$0.30	$(0.52)	$1.04

Diluted:
Continuing operations	$(0.16)	$0.20	$(0.52)	$0.90
Discontinued operations	—	0.10	—	0.13
(Loss) income	$(0.16)	$0.30	$(0.52)	$1.03

Weighted average shares outstanding:
Basic	38,841	38,577	38,774	38,402
Diluted	38,841	39,169	38,774	39,006

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$247,666	$384,557
Short-term investments	322,488	192,234
Restricted cash	2,850	2,017
Accounts receivable, net	37,769	63,169
Inventories, net	57,585	59,807
Prepaid expenses and other current assets	36,864	32,155
Deferred income taxes, current	10,545	10,545
Total current assets	715,767	744,484

Property, plant and equipment at cost, net	95,698	98,302
Goodwill	55,828	55,828
Deferred income taxes	6,072	935
Intangible assets, net	18,407	20,974
Other assets, net	17,341	16,781
Total assets	$909,113	$937,304

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,334	$26,087
Accrued expenses and other current liabilities	60,283	74,260
Deferred revenue	8,032	9,380
Income taxes payable	974	2,292
Current portion of long-term debt	285	268
Total current liabilities	97,908	112,287

Deferred income taxes	7,110	7,137
Long-term debt	1,922	2,138
Other liabilities	4,894	4,530
Total liabilities	111,834	126,092

Equity	797,279	811,212

Total liabilities and equity	$909,113	$937,304

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2013		2012		2013		2012

Adjusted EBITA

Operating (loss) income	$(9,937)		$7,463		$(36,373)		$43,529

Non-GAAP adjustments:

Amortization	855		1,477		2,566		3,877
Equity-based compensation	2,763		3,265		9,055		10,409
Restructuring	1,240		2,014		1,771		2,077

(Loss) earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$(5,079)		$14,219		$(22,981)		$59,892

Non-GAAP Net (Loss) Income

Net (loss) income from continuing operations (GAAP basis)	$(6,026)		$7,698		$(20,178)		$35,171

Non-GAAP adjustments:

Amortization	855		1,477		2,566		3,877
Equity-based compensation	2,763		3,265		9,055		10,409
Restructuring	1,240		2,014		1,771		2,077
Income tax effect of non-GAAP adjustments	(1,822	)(1)	(2,772	)(1)	(4,936	)(1)	(6,400	)(1)

Non-GAAP net (loss) income	$(2,990)		$11,682		$(11,722)		$45,134

Non-GAAP (loss) earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$(0.08)		$0.30		$(0.30)		$1.16

Diluted weighted average shares outstanding	38,841		39,169		38,774		39,006

(1) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States (“GAAP”), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating (Loss) Income to Adjusted (Loss) EBITA

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
LED & Solar
Bookings	$73,517	$67,842	$174,321	$229,766

Revenues	$75,001	$98,905	$193,241	$281,257

Operating (loss) income	$(4,063)	$5,733	$(15,674)	$28,922
Amortization	531	1,154	1,595	2,878
Equity-based compensation	1,016	1,914	3,042	4,016
Restructuring	793	660	1,216	718
Adjusted (loss) EBITA	$(1,723)	$9,461	$(9,821)	$36,534

Data Storage
Bookings	$17,966	$15,850	$72,340	$69,858

Revenues	$24,323	$33,810	$65,299	$127,914

Operating income (loss)	$925	$1,896	$(136)	$21,453
Amortization	324	323	971	999
Equity-based compensation	439	763	1,057	1,614
Restructuring	447	1,296	497	1,301
Adjusted EBITA	$2,135	$4,278	$2,389	$25,367

Unallocated Corporate
Operating loss	$(6,607)	$10	$(19,943)	$(6,138)
Interest income, net	(192)	$(176)	(620)	$(708)
Equity-based compensation	1,308	588	4,956	4,779
Restructuring	—	58	58	58
Adjusted (loss) EBITA	$(5,491)	$480	$(15,549)	$(2,009)

Total
Bookings	$91,483	$83,692	$246,661	$299,624

Revenues	$99,324	$132,715	$258,540	$409,171

Operating (loss) income	$(9,745)	$7,639	$(35,753)	$44,237
Interest income, net	(192)	(176)	(620)	(708)
Amortization	855	1,477	2,566	3,877
Equity-based compensation	2,763	3,265	9,055	10,409
Restructuring	1,240	2,014	1,771	2,077
Adjusted (loss) EBITA	$(5,079)	$14,219	$(22,981)	$59,892